EXHIBIT 23(ii)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-26769) of Medicore, Inc. and in the related Prospectus of our report dated March 10, 2000, with respect to the consolidated financial statements and schedule of Medicore, Inc. for the year ended December 31, 1999 included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ WISS & COMPANY, LLP
                                                     -----------------------
                                                     Wiss & Company, LLP


March 29, 2000
Livingston, New Jersey